Exhibit 10.1

FIRST AMENDMENT

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

This First Amendment (this “Amendment”) to the Administrative Services Agreement (the “Agreement”), effective as of October 29, 2018, is by and among City Office Management ULC, a British Columbia unlimited liability company that is a successor to City Office Management Ltd. (“Buyer”), Second City Capital II Corporation, a British Columbia corporation (“SCCC”), and Second City Real Estate II Corporation, a British Columbia corporation (“SCRE II”). SCCC, SCRE II and Buyer are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties originally entered into the Agreement dated as of February 1, 2016 whereby SCCC and SCRE II retained Buyer to provide certain administrative services to SCCC and SCRE II;

WHEREAS, under the terms of the Agreement, the Agreement will automatically terminate on February 1, 2019, if not terminated earlier in accordance with the terms of the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to, among other things, (i) remove SCCC as a party to the Agreement, (ii) adjust the Fees payable to Buyer and (iii) extend the term of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the Parties hereby agree to amend the Agreement as follows:

1. SCCC is hereinafter removed as a party to the Agreement and shall no longer receive Services from Buyer nor be bound to remit payment of Fees to Buyer. SCCC hereby and forever releases Buyer and SCRE II from any and all claims, demands, suits, judgments, orders and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, vested or contingent, in law or equity, existing by statute, common law, or otherwise, (including but not limited to matters involving gross negligence) which have existed, may currently exist or do exist, prior to or at the execution and delivery by the Parties of this Amendment in connection with the Agreement and its terms. The release set forth in this Section 1 is intended to be a general release of the broadest possible scope.

2. “Second City” as used in the Agreement shall hereinafter refer solely to SCRE II.

3. The following terms shall be added to Section 1.01 of the Agreement:

“Fund” means Second City Real Estate II, Limited Partnership.

“Fund LPA” means the amended and restated limited partnership of the Fund dated for reference as July 9, 2014, amended and restated as of July 7, 2015, as it may be further amended, restated and in effect from time to time.

“Governing Instruments” means, with regard to any entity, the articles or certificate of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles or certificate of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended, restated or supplemented from time to time.

“Management Fee” shall mean the cash management fee payable by Fund to Second City or its affiliates, as calculated by Fund’s Governing Instruments or other agreement (whether using a percentage charged to committed capital, net invested capital or alternative measure), but it shall not include (i) any sums paid to Second City by Fund which are intended to reimburse Second City or any officer of Second City, for third party costs and expenses incurred by Second City or such officers of Second City, and (ii) any carried interest payments or similar back-end promoted performance incentives received by Second City or any officer of Second City from the Fund. All Management Fees shall be payable in U.S. dollars.

“Term End Date” has the meaning assigned to it in the Fund LPA.

4. Section 4.04 shall be added to Article IV of the Agreement as follows:

Section 4.04 New Fees. Subsequent to the terms set forth in Section 4.01 ending as of January 31, 2019, the Fees payable by Second City to Buyer for the Services under this Agreement shall be the annual amounts set forth below, payable in four equal quarterly installments, commencing on February 1, 2019 and continuing on the first day of each quarter thereafter:

(a) From February 1, 2019 through January 31, 2020: $500,000

(b) Thereafter: 40% of the Management Fee paid to Second City by Fund under Fund’s Governing Instruments.

5. Section 7.01 of the Agreement shall be deleted in its entirety and replaced with the following:

Section 7.01 Term and Termination.

(a) This Agreement shall be in effect until the Term End Date, unless sooner terminated pursuant to this Article VII (the “Term”).

(b) Upon a Change of Control, each of Second City and Buyer shall have the right to terminate this Agreement effective upon 30 days’ prior written notice of termination to the other Party; provided, however, that (i) the election to terminate and notification thereof must be made within 90 days of such Change of Control or the right to terminate under this Section 7.01(b) shall expire, and (ii) if Second City elects to terminate this Agreement upon a Change of Control pursuant to this Section 7.01(b), no additional Fees shall be payable to Buyer following the termination.

(c) Second City shall have the right to terminate this Agreement by providing thirty (30) days advance written notice to Buyer upon the occurrence of any of the following events:

(i)	Either one or both James Farrar and Greg Tylee cease to be executive officers of the REIT for any reason; or

(ii)	Buyer fails to perform its obligations hereunder and such failure continues for more than thirty (30) days following Buyer’s receipt of written notice of such default.

(d) Buyer shall have the right to terminate this Agreement by providing thirty (30) days written notice to Second City upon the occurrence of any of the following events:

(i)	Second City fails to perform its obligations hereunder and such failure continues for more than thirty (30) days following Second City’s receipt of written notice of such default; or

(ii)	Either one or both James Farrar and Greg Tylee cease to be an executive officer of the REIT for any reason; or

(iii)	subject to Section 4.04, the Fees payable to Buyer hereunder in any quarter is less than $62,500 (i.e., $250,000 on an annualized basis).

(e) Notwithstanding the foregoing, Buyer may terminate this Agreement at any time if, in the sole judgment of the Board of Directors, doing so is reasonably necessary or desirable to preserve the REIT’s qualification as a real estate investment trust (as defined in the Code).

6. The addresses set forth in Section 9.04 of the Agreement shall be deleted and replaced with the following:

(i)	if to Second City:

Second City Real Estate II Corporation

1075 West Georgia Street,

Suite 2600

Vancouver, British Columbia V6E 3C9

Attention: Ryan Chan, Chief Financial Officer

Email: chan@belzbergco.com

with a copy to:

Bennett Jones LLP

2600, 1066 West Hastings Street

Vancouver, British Columbia V6E 3X1

Attention: Mia Bacic

Email: bacicm@bennettjones.com

(ii)	if to Buyer, OP or the REIT

City Office REIT, Inc.

1075 West Georgia Street, Suite 2010

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Attention: Chairman of the Board

with a copy to:

Hunton Andrews Kurth LLP

951 E. Byrd Street

Richmond, VA 23219

Attention: David C. Wright

Facsimile: 804-343-4580

7. Defined terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

8. The terms and provisions of the Agreement which are not expressly modified by this Amendment shall remain in full force and effect. In the event of any conflict between the terms and conditions set forth in this Amendment and in the Agreement, the terms and conditions of this Amendment shall control.

9. This Amendment may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

CITY OFFICE MANAGEMENT ULC, a British Columbia unlimited liability company

By:	/s/ John McLernon
Name: John McLernon
Title: Authorized Signatory

SECOND CITY CAPITAL II CORPORATION, a British Columbia corporation

By:	/s/ Ryan Chan
Name: Ryan Chan
Title: President & CFO

SECOND CITY REAL ESTATE II CORPORATION, a British Columbia corporation

By:	/s/ Ryan Chan
Name: Ryan Chan
Title: President & CFO

Signature Page to First Amendment to the Administrative Services Agreement